EXHIBIT 99.1

Contact:

Dan Coccoluto	Sharon Barclay
Omtool, Ltd.	Blanc and Otus
Chief Financial Officer	Investor Relations
978-327-5700	617-451-6070 x203
coccoluto@omtool.com	sbarclay@blancandotus.com

OMTOOL COMPLETES ACQUISITION OF BLUECHIP TECHNOLOGIES

Acquisition adds healthcare document-centric technologies, domain expertise and expanded customer base

Andover, Mass., January 2, 2007 – Omtool, Ltd.  (NASDAQ: OMTL), a leading provider of document handling solutions today announced the successful completion of its acquisition of Danvers, Mass-based BlueChip Technologies.  Omtool announced a definitive agreement to acquire BlueChip Technologies on November 14, 2006.  Under the terms of the agreement, Omtool paid approximately $4.1 million in Omtool, Ltd. stock, cash and promissory notes.

BlueChip Technologies specializes in document-centric technologies for the healthcare market.  The company brings a customer base of over 100 healthcare providers and will augment Omtool’s considerable experience in the healthcare vertical market.  It is expected portions of the BlueChip Technologies product line will be leveraged in additional verticals beyond healthcare such as legal and financial services.

With the close of the transaction BlueChip Technologies will become part of Omtool, Ltd.  Omtool will market the BlueChip Technologies solutions as standalone products while integrating them into its larger AccuRoute product line.

About Omtool, Ltd.

Omtool, Ltd is a leading provider of document handling solutions that simplify the integration of paper and electronic documents in enterprise information management systems.  Our flagship product, AccuRoute, streamlines the capture, conversion and communication of paper and electronic documents, enabling fast, secure, simultaneous distribution to multiple destinations in multiple formats.  Available at any network-enabled scan device or from user’s desktop computers, AccuRoute provides faster, more efficient workflows, while reducing cost, complexity and risk.  Omtool solutions are used worldwide by businesses in document-intensive industries that demand secure handling, integration and tracking of documents in full compliance with a range of regulatory requirements.  Based in Andover, Massachusetts with offices in the United Kingdom, Omtool can be contacted at 1-800-886-7845 or www.omtool.com.

About BlueChip Technologies Ltd.

Based in Danvers, Mass, BlueChip Technologies Ltd. is a Massachusetts corporation formed in 1993, whose principal business is providing electronic forms automation, document imaging and object archiving solutions to the end user marketplace.  With a specialized focus in healthcare, BlueChip Technologies provides system consulting, technical support and turnkey system integration in the areas of document redesign and form work flow re-engineering.  These products and services provide a solid foundation for BlueChip’s enterprise wide document scanning and imaging applications.  BlueChip Technology customers represent over 100 healthcare providers.

This press release contains forward-looking statements, including, without limitation, statements regarding the anticipated combination with BlueChip Technologies and the benefits thereof; Omtool’s objectives and expectations; future financial and operating performance; customer interest in Omtool’s Genifax(TM) and AccuRoute products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management.  These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with the consummating and integrating the BlueChip Technologies acquisition; introduction of new product offerings, including the AccuRoute, Genidocs(TM) and Genifax software products; the success of Omtool’s channel sales strategies; business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; Omtool’s headquarters relocation; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; Omtool’s ability to obtain desired financing; acquisitions and integration of complementary businesses; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including Omtool’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.  Reported results should not be considered an indication of future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Omtool undertakes no responsibility to update any such forward-looking statements.